THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE MAKER THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE AGREEMENT

This Convertible Promissory Note Agreement (this “Note Agreement”) is entered into as of August 28, 2026 by and between:

1. Nex Neo Tech Inc., a Wyoming corporation (the “Company” or “Borrower”), and

2. Zetoria LLC, a Wyoming limited liability company (the “Investor,” and as holder of the Note, the “Holder” or “Lender”).

WHEREAS the Company and the Investor are parties to a Loan Agreement dated as of August 28, 2026 (the “Loan Agreement”), pursuant to which the Investor has agreed to loan to the Company up to Twenty Thousand U.S. Dollars ($20,000.00) in one or more Advances, for the purpose(s) described in Section 2 of the Loan Agreement, on the terms set forth herein and in the Loan Agreement;

NOW, THEREFORE, the Company agrees to issue, and the Investor agrees to accept, this convertible promissory note (the “Note”) subject to the terms of this Note Agreement:

1. Principal And Issuance

1.1 FOR VALUE RECEIVED, the Company promises to pay to the Holder the principal amount advanced under the Loan Agreement from time to time, up to an aggregate principal amount of Twenty Thousand U.S. Dollars ($20,000.00) (the "Principal Amount"), together with interest as set forth in Section 2. As of the date of this Note Agreement, no amount has been advanced, and the outstanding Principal Amount is $0. Each advance of funds by the Holder under the Loan Agreement (each, an "Advance") shall be evidenced by a written amendment to this Note Agreement, substantially in the form attached as Exhibit A (each, an "Advance Amendment"), executed by both Parties substantially concurrently with the funding of such Advance, setting forth (a) the amount of such Advance, (b) the date such Advance is funded (the "Advance Date" for such Advance), and (c) the cumulative outstanding Principal Amount immediately following such Advance. Interest on each Advance shall accrue from its respective Advance Date as set forth in Section 2.

1.2 This Note is issued pursuant to, and evidences the Company's repayment obligation under, the Loan Agreement.

2. Interest

The unpaid Principal Amount shall bear interest at three percent (3%) per annum, simple interest, accruing on a three hundred sixty-five (365)-day year basis, from the Advance Date until paid or converted. Upon an Event of Default, the rate shall increase to ten percent (10%) per annum. Any overdue amount shall separately bear interest at ten percent (10%) per annum from its due date until paid.

3. Maturity And Prepayment

3.1 Maturity Date. Unless earlier converted, the Principal Amount attributable to each Advance, together with accrued interest thereon, is due one (1) year from the Advance Date applicable to such Advance (with respect to each such Advance, its "Maturity Date"), as recorded in the applicable Advance Amendment.

3.2 Prepayment. The Company may prepay this Note at any time without penalty, subject to five (5) business days' prior written notice to the Holder, during which the Holder may exercise its conversion right with respect to all or part of the amount to be prepaid.

4. Conversion

4.1 Conversion Right. Conversion of the outstanding Principal Amount and accrued interest (the “Conversion Amount”) into shares of the Company's common stock (the “Conversion Shares”) may be made, in whole or in part, at any time prior to the earlier of full payment or the Maturity Date. Conversion shall be initiated by delivery of a written Notice of Conversion to the Company. Partial conversions of the Principal Amount resulting in the issuance of a portion of the total available Conversion Shares shall have the effect of lowering the outstanding principal balance of the Note under the Loan Agreement in an amount equal to the applicable dollar amount converted. Upon any partial conversion, the Company shall, at the request of the Holder and upon surrender of the original Note, issue a new replacement Note evidencing the remaining unconverted principal balance, which replacement Note shall tack back to the original Advance Date for purposes of Rule 144. The Holder and the Company shall maintain records showing the amount of principal converted and the date of such conversions. The Holder and any assignee, by acceptance of this Note Agreement, acknowledge and agree that, following a partial conversion, the principal balance and available shares under this Note at any given time may be less than the amount stated on the face hereof.

4.2 Conversion Price. The fixed conversion price is Eight Cents ($0.08) per share (the “Conversion Price”). Conversion of the full Twenty Thousand U.S. Dollars ($20,000.00) Principal Amount would result in the issuance of Two Hundred Fifty Thousand (250,000) shares of the Company's common stock, par value $0.001 per share.

4.3 Mechanics of Conversion. The Holder shall deliver written notice of conversion specifying the Conversion Amount. The number of Conversion Shares equals the Conversion Amount divided by the Conversion Price. Conversion Shares issued hereunder will be delivered to Holder by 2:30 pm EST within two (2) business days of such notice by “DWAC/FAST” electronic transfer. The Conversion Shares shall be deemed to have been issued, and Holder or any other person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date of delivery of such notice. The Company will make its best efforts to deliver the Conversion Shares to the Holder the same day or next day. No fractional shares shall be issued; any fraction shall be rounded up to the nearest whole share.

4.4 Adjustment of Conversion Price and Shares; Authorized Shares Reservation. The Conversion Price and number of Conversion Shares shall be proportionately adjusted for any stock split, dividend, or similar recapitalization event. The Company shall at all times reserve sufficient authorized but unissued shares to permit full conversion.

4.5 No Stockholder Rights Prior to Issuance. This Note does not confer any voting, dividend, or other stockholder rights prior to issuance of the Conversion Shares.

4.6 Charges, Taxes and Expenses. Issuance of certificates and/or book-entry shares for Conversion Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event certificates for Conversion Shares are to be issued in a name other than the name of the Holder, this Note Agreement when surrendered for exercise shall be accompanied by an assignment form duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all transfer agent fees required for same-day processing of any notice of issuance.

5. Events Of Default

5.1 Events of Default include:

(a) Payment Default. Failure to pay any amount due within five (5) business days after the Maturity Date;

(b) Delivery Default. Failure to issue Conversion Shares within the required timeframe, uncured within five (5) business days of notice;

(c) Bankruptcy or Insolvency. The Company's insolvency or bankruptcy proceedings not dismissed within sixty (60) days;

(d) Breach of Loan Agreement. An uncured material breach of the Loan Agreement.

5.2 Upon an Event of Default, the Holder may declare the entire outstanding balance immediately due and payable and pursue collection, including reasonable attorneys' fees and costs of enforcement, which shall be added to the outstanding Principal Amount.

6. Usury Savings Clause

In no event shall the interest paid or payable under this Note exceed the maximum amount permitted by applicable law. Any excess shall be applied to reduce the outstanding Principal Amount rather than treated as interest.

7. Holder Representations

7.1 Investment Intent. The Holder represents that it is acquiring the Note (and any Conversion Shares) for its own account, for investment purposes, and not with a view to distribution in violation of applicable securities laws. The Conversion Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and are being offered and sold in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D promulgated thereunder, based in part on the representations of the Holder set forth in Section 7 hereof. The Holder represents and warrants that it is an 'accredited investor' as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

7.2 Restricted Securities. The Holder acknowledges that the Conversion Shares will be “restricted securities” under Rule 144. For purposes of Rule 144(d)(3)(ii), the holding period of the Conversion Shares shall tack back to the Advance Date of the principal being converted.

8. Transfer

8.1 Transferability. Subject to compliance with any applicable securities laws, this Note and all rights hereunder are transferable, in whole or in part, upon surrender of this Note at the principal office of the Company or its designated agent, together with a written assignment substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Note or Notes in the name of the assignee or assignees, as applicable, and in the principal denominations specified in such instrument of assignment, and shall issue to the assignor a new Note evidencing the portion of the Principal Amount not so assigned, and this Note shall promptly be cancelled.

8.2 New Notes. Subject to compliance with all applicable securities laws, this Note may be divided or combined with other Notes upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and principal amounts in which new Notes are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 8.1, the Company shall execute and deliver a new Note or Notes in exchange for the Note or Notes to be divided or combined in accordance with such notice. All Notes issued on transfers or exchanges shall be dated the initial issuance date of this Note and shall be identical with this Note except as to the principal amount.

8.3 Note Register. The Company shall register this Note, upon records to be maintained by the Company for that purpose (the “Note Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

9. General Provisions

9.1 Governing Law. This Note Agreement, and any and all claims, proceedings or causes of action relating to this Note Agreement or arising from this Note Agreement or the transactions contemplated herein, including, without limitation, tort claims, statutory claims and contract claims, shall be interpreted, construed, governed and enforced under and solely in accordance with the substantive and procedural laws of the State of Wyoming. All questions concerning jurisdiction, venue and the construction, validity, enforcement and interpretation of this Note Agreement shall be determined in accordance with the provisions of the Loan Agreement.

9.2 Severability. If any provision is held invalid or unenforceable, the remaining provisions shall continue in full force and effect.

9.3 Notices. Any notice, request or other document required or permitted to be given or delivered to the Holder by the Company shall be delivered in accordance with the notice provisions of the Loan Agreement.

9.4 Amendments. This Note Agreement may only be amended by a written instrument signed by both Parties.

9.5 Entire Agreement. This Note Agreement, together with the Loan Agreement, constitutes the entire agreement between the Parties regarding the Note.

IN WITNESS WHEREOF, the Parties have executed this Note Agreement as of the date first above written.

Nex Neo Tech Inc.

By: /s/ Nex Neo Tech Inc.

Authorized Representative

Title: President and Director

Zetoria LLC

By: /s/ Zetoria LLC

Authorized Representative

Title: Manager